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                                                                    EXHIBIT 23.7

            [LETTERHEAD OF FRIEDMAN ALPREN & GREEN LLP APPEARS HERE]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 (File No. 333-19057 Post-Effective Amendment No. 1) of our report dated January 28, 1995, on our audit of the statement of income and the related statements of changes in partners' capital and cash flows, of Edwards Capital Company for the year ended December 31, 1994, and to all references to our firm included in this registration statement.

                                              /s/ Friedman Alpren & Green LLP

                                              FRIEDMAN ALPREN & GREEN LLP

New York, New York
May 27, 1997